    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY   , 1996

                                                      REGISTRATION NO. 333-00301
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                             THE ALPINE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                 22-1620387
 (State or other jurisdiction    (I.R.S. Employer
              of                Identification No.)
incorporation or organization)

                                 1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 757-3333
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           STEWART H. WAHRSAGER, ESQ.
                             THE ALPINE GROUP, INC.
                                 1790 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 757-3333
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

                            Henry O. Smith III, Esq.
                     Proskauer Rose Goetz & Mendelsohn LLP
                                 1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000
                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE.
                           --------------------------
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1) of this form, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------
                        CALCULATION OF REGISTRATION FEE

  TITLE OF EACH                                       PROPOSED MAXIMUM
     CLASS OF                       PROPOSED MAXIMUM     AGGREGATE
 SECURITIES TO BE     AMOUNT TO      OFFERING PRICE       OFFERING         AMOUNT OF
    REGISTERED      BE REGISTERED       PER UNIT         PRICE (1)      REGISTRATION FEE
Common Stock, par
 value $.10 per
 share............  994,268 shares       $4.125          $4,101,356      $1,414.26 (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) $1,272.02 of this amount was previously paid in connection with the filing of this Registration Statement.
                           --------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             THE ALPINE GROUP, INC.
                             CROSS-REFERENCE SHEET
          (PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS IN FORM S-3)

FORM S-3 ITEM NUMBER AND CAPTION            CAPTION OR LOCATION IN PROSPECTUS
-----------------------------------------  ------------------------------------
 1.  Forepart of the Registration
      Statement and Outside Front Cover
      Page of Prospectus.................  Outside Front Cover Page
 2.  Inside Front and Outside Back Cover
      Pages of Prospectus................  Inside Front Cover Page; Available
                                            Information; Outside Back Cover
                                            Page
 3.  Risk Factors........................  Risk Factors
 4.  Use of Proceeds.....................  Use of Proceeds
 5.  Determination of Offering Price.....  Not Applicable
 6.  Dilution............................  Not Applicable
 7.  Selling Security Holders............  Selling Stockholders
 8.  Plan of Distribution................  Plan of Distribution
 9.  Description of Securities to be
      Registered.........................  Outside Front Cover Page
10.  Interests of Named Experts and
      Counsel............................  Not Applicable
11.  Material Changes....................  Not Applicable
12.  Incorporation of Certain Information
      by Reference.......................  Incorporation of Certain Documents
                                           by Reference; Available Information
13.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities........................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 30, 1996

PROSPECTUS

                                 994,268 SHARES

                             THE ALPINE GROUP, INC.

                     COMMON STOCK, PAR VALUE $.10 PER SHARE

                               ------------------

    The shares of Common Stock, par value $.10 per share (the "Common Stock"), of The Alpine Group, Inc., a Delaware corporation ("Alpine" or the "Company"), offered hereby are being sold by certain selling stockholders (the "Selling Stockholders"). The Company will not receive any portion of the proceeds from the sale of the shares being offered hereby. The Selling Stockholders directly, or through agents designated from time to time, may sell from time to time all or part of the Common Stock in amounts and on terms to be determined at the time of sale. The Selling Stockholders will pay or assume any sales or brokerage commissions applicable to such transactions and their attorneys' fees and disbursements in respect thereof. The Company will pay all expenses incident to the registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders and brokers who execute orders on their behalf may be deemed underwriters as that term is used in
Section 2(11) of the Securities Act, and a portion of the proceeds of sales and commissions therefor may be deemed underwriting compensation for purposes of the Securities Act.

                            ------------------------

THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED   UPON   THE   ACCURACY  OR   ADEQUACY   OF   THIS  PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules filed as a part thereof, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. The Registration Statement, including the exhibits and schedules filed as a part thereof, may be inspected without charge at the public reference facilities maintained by the Commission as set forth in the preceding paragraph. Copies of these documents may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

    The Common Stock is listed on the American Stock Exchange. Reports, proxy statements, information statements and other information concerning the Company can be inspected at the American Stock Exchange.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed with the Commission are hereby incorporated by reference in this Prospectus:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995, as amended by the Company's Annual Report on Form 10-K/A, filed August 29, 1995, the Company's Annual Report on Form 10-K/A-2, filed October 10, 1995, and the Company's Annual Report on Form 10-K/A-3, filed November 21, 1995 (the "Form 10-K").

    2. The Company's Current Report on Form 8-K, filed May 26, 1995, as amended by the Company's Current Report on Form 8-K/A, filed July 25, 1995, the Company's Current Report on Form 8-K/A-2, filed October 10, 1995, and the Company's Current Report on Form 8-K/A-3, filed November 21, 1995 (setting forth certain financial statements of the U.S. and Canadian copper wire and cable business (the "Alcatel Business") of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire, Inc., which was acquired by the Company in May 1995).

    3. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A, filed September 19, 1995, the Company's Quarterly Report on Form 10-Q/A-2, filed October 10, 1995, and the Company's Quarterly Report on Form 10-Q/A-3, filed November 21, 1995 (the "July 10-Q").

    4. The Company's Current Report on Form 8-K, filed October 30, 1995 (setting forth certain financial statements of Adience, Inc. ("Adience") and the Alcatel Business).

    5. The  Company's  Current Report  on  Form  8-K, filed  November  21,  1995
(setting   forth   certain  financial   statements   of  Adience   and  Superior
Telecommunications Inc.).

    6. The Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1995, filed December 15, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A, filed January 18, 1996 (the "October 10-Q").

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which are not included herewith, other than exhibits to such documents. Requests for such copies should be directed to the Secretary of the Company, The Alpine Group, Inc., 1790 Broadway, New York, New York 10019, telephone number
(212) 757-3333.

                                  RISK FACTORS

    A PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING IN DECIDING WHETHER TO PURCHASE ALPINE'S SECURITIES.

SUBSTANTIAL LEVERAGE

    Alpine's businesses are capital intensive and Alpine has incurred or assumed substantial indebtedness. In the ordinary course of business, Alpine has incurred and will continue to incur additional indebtedness to fund seasonal increases in its receivables and inventories and the other requirements of its businesses. Alpine may incur additional debt in the future. Alpine's ability to borrow under its existing credit agreement will be dependent upon, among other things, its ability to maintain a sufficient level of receivables and inventories. If Alpine is unable to borrow sufficient funds under its existing credit agreement to finance its business and working capital needs, its business may be substantially and adversely affected.

    The degree to which Alpine is leveraged could have important consequences to holders of Alpine's securities, including the following: (i) Alpine's ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes may be impaired; (ii) a substantial portion of Alpine's cash flow from operations will be required to be dedicated to the payment of interest on its indebtedness; and (iii) a high degree of leverage may make Alpine more vulnerable to economic downturns and may limit its ability to withstand competitive pressures.

    Alpine believes that, based upon current levels of operations, it will be able to meet its debt service obligations. If, however, Alpine cannot generate sufficient cash flow from operations to meet its obligations, then Alpine may be required to refinance its debt, raise additional capital or take other actions such as reducing its level of capital expenditures. There can be no assurance, however, that any of such actions could be effected on satisfactory terms or would be permitted by the terms of Alpine's credit arrangements.

HISTORY OF LOSSES AND ACCUMULATED DEFICIT

    Alpine has incurred losses from continuing operations in each of the past five fiscal years ended April 30, 1995. There can be no assurance that Alpine will attain profitable operations.

TECHNOLOGICAL OBSOLESCENCE

    The commercial development of fiber optics has had, and is expected to continue to have, an effect on Alpine's copper wire and cable business. Fiber optic technology has had a major impact on certain components of the telephone network where its utilization is cost-effective. Optical fiber is currently the transmission medium of choice of the telephone companies for trunking applications and in the long distance network. To a lesser degree, optical fiber cable has been deployed in certain high-density feeder applications between telephone central offices or remote locations and major distribution points, which has further reduced the total market for products manufactured by Alpine. In the local loop portion of the telephone network, copper wire has remained the most widely used medium for telephone voice transmission. However, some telephone companies are exploring the provision of video entertainment or other new services. As a result, the telephone companies are evaluating (and in isolated cases installing on a test basis) alternative technologies for providing such services, including coaxial and optical fiber cable. Because this area is undergoing rapid and intense technological change, it is not possible at this time to predict the impact that these developments may have on the total demand for copper wire in the local loop. A relatively small decline in the level of purchases of copper telephone wire and cable by the Regional Bell Operating Companies (the "RBOCs") and other telephone companies could have a disproportionate adverse effect on the copper wire and cable industry, including Alpine.

DEPENDENCE ON SIGNIFICANT CUSTOMERS

    A significant amount of Alpine's business is dependent upon a limited number of customers. Alpine's wire and cable business is dependent on the RBOCs and other major independent telephone holding companies. Therefore, a relatively small decline in the level of purchases of copper telephone wire and cable by the RBOCs and other telephone companies could have a disproportionately adverse effect on the copper wire and cable industry, including Alpine. Alpine's electronics and data communications business remains materially dependent upon U.S. military and government sales. Adverse conditions affecting the industries in which Alpine's customers are engaged or the loss of any of these significant customers could materially adversely affect Alpine's results of operations, liquidity and financial condition.

CHANGING REGULATORY FRAMEWORK

    The U.S. Congress is currently considering fundamental changes in the regulation of the telecommunications industry. It is not possible at this time to predict the impact that the potential change in the regulatory framework may have on the total demand for copper wire in the local loop.

CYCLICAL NATURE OF BUSINESSES

    Alpine's products are supplied primarily to customers in industries that are particularly sensitive to fluctuations in the general business cycles of the United States and world economies. Demand for copper telephone wire and cable is dependent on several factors, including the rate at which new lines are installed in homes and businesses, which is in turn partially dependent on the level of new construction; the level of spending for highways, bridges and other parts of the infrastructure, which often necessitates installation of new telephone cables; and the level of general maintenance spending by telephone companies. The U.S. steel industry, which accounts for a majority of the net sales in Alpine's refractories business, is a cyclical business characterized at times by excess capacity and intense competition. There can be no assurance that there will be any future improvement in U.S. steel industry earnings.

    Additionally, other technologies such as microwave, satellite and cellular transmission have had, and will continue to have, an impact on the market for copper wire and cable telecommunications products. In addition, there can be no assurance that other, newly-developed technologies will not have an adverse impact on the market for copper wire and cable telecommunications products.

RAW MATERIALS

    The principal raw materials used by Alpine in the manufacture of its wire and cable products are copper, aluminum, bronze and plastics such as polyethylene and polyvinyl chloride. These raw materials are available from several sources and Alpine has not experienced any shortages of these raw materials in the recent past. However, the production of unshielded twisted pair wire products ("UTP"), which are performance-enhanced copper wire products used inside buildings for high speed data communications in computer networks, is dependent upon a fluoropolymer material, which is currently manufactured by only two producers and is in short supply. As a result, Alpine has had to limit its production of UTP. However, one of those producers has indicated that it intends to increase its production capacity. From time to time, particular plastics have been difficult to obtain, but in recent years none of these shortages has required Alpine to limit production. The inability of Alpine to obtain sufficient quantities of raw materials may adversely affect its operating results. See "Business -- Copper Wire and Cable Business -- Raw Materials" in the Form 10-K.

COMPETITION

    Alpine operates in industries which are highly competitive. In each of Alpine's business areas, there are competitors which are larger and/or have greater financial resources than Alpine. There can be no assurance that Alpine will be able to continue to compete successfully or that such competition will not have a material adverse effect on Alpine's business or financial results.

ENVIRONMENTAL MATTERS

    Alpine's operations are subject to numerous federal, state and local laws and regulations relating to the storage, handling, emission, transportation and discharge of hazardous materials and waste products.

    The operations of Alpine have resulted in releases of hazardous substances at sites currently or formerly owned or operated by Alpine, its subsidiaries or their respective predecessors in interest.

Investigatory and remedial activities are presently being undertaken at four of these sites under the oversight of state governmental authorities. In addition, Alpine is in the process of litigating its status as a potentially responsible party in one Superfund action. Such environmental obligations have not had a material adverse effect on Alpine's business or financial results to date. At July 31, 1995, Alpine had accrued $0.7 million representing the estimated costs of completing such obligations. There can be no assurance that the actual costs associated with environmental liabilities will not exceed the amounts presently estimated or that additional sites will not require investigation or remediation in the future and will not have a material adverse effect on Alpine. See "Business -- Environmental Matters" and "-- Legal Proceedings" in the Form 10-K.

ABSENCE OF CASH DIVIDENDS ON COMMON STOCK

    Alpine has never paid cash dividends on the Common Stock and does not anticipate paying cash dividends on the Common Stock in the foreseeable future. In addition, payment of dividends on Alpine's Preferred Stock will reduce the amount of funds which might otherwise be available for the payment of dividends on the Common Stock. In addition, because Alpine is a holding company, all of its operations are, and will be, conducted through its subsidiaries. Alpine's ability to pay dividends on the Common Stock will be dependent upon the earnings of Alpine's subsidiaries and the distribution of earnings or other payment of funds by such subsidiaries to Alpine.

                                USE OF PROCEEDS

    All of the shares of Common Stock offered hereby are being sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from such sale.

                              SELLING STOCKHOLDERS

    The  following table sets  forth: (i) the name  of each Selling Stockholder;
(ii) the number of shares of Common Stock owned by each Selling Stockholder prior to the offering; (iii) the number of shares of Common Stock to be offered hereby for each Selling Stockholder's account; and (iv) the number of shares of Common Stock and the percentage of the class to be owned by each Selling Stockholder after the offering assuming all shares offered hereby are sold.

                       BENEFICIAL                    BENEFICIAL OWNERSHIP OF
                      OWNERSHIP OF                    COMMON STOCK AFTER THE
                      COMMON STOCK    SHARES OF              OFFERING
                       BEFORE THE    COMMON STOCK   --------------------------
                        OFFERING        TO BE                      PERCENT OF
                       (NUMBER OF      OFFERED                     OUTSTANDING
SELLING STOCKHOLDER     SHARES)         HEREBY         SHARES        SHARES
--------------------  ------------   ------------   ------------   -----------
Fidelity Charles
 Street Trust:
 Fidelity Asset
 Manager (1)........     54,516         54,516              0        *
Fidelity Puritan
 Trust: Fidelity
 Puritan Fund (1)...     25,208         25,208              0        *
Variable Insurance
 Products Fund: High
 Income Portfolio
 (1)................     13,283         13,283              0        *
Fidelity Summer
 Street Trust:
 Fidelity Capital &
 Income Fund (1)....    224,608        224,608              0        *
Fidelity
 Fixed-Income Trust:
 Spartan High Income
 Fund (1)...........     50,308         50,308              0        *
Fidelity Advisor
 Series II: Fidelity
 Advisor High Yield
 Fund (1)...........      8,658          8,658              0        *
Fidelity Charles
 Street Trust:
 Fidelity Asset
 Manager Growth
 (1)................      5,941          5,941              0        *
Fidelity Magellan
 Fund (1)...........     33,908         33,908              0        *

                       BENEFICIAL                    BENEFICIAL OWNERSHIP OF
                      OWNERSHIP OF                    COMMON STOCK AFTER THE
                      COMMON STOCK    SHARES OF              OFFERING
                       BEFORE THE    COMMON STOCK   --------------------------
                        OFFERING        TO BE                      PERCENT OF
                       (NUMBER OF      OFFERED                     OUTSTANDING
SELLING STOCKHOLDER     SHARES)         HEREBY         SHARES        SHARES
--------------------  ------------   ------------   ------------   -----------
Variable Insurance
 Products Fund II:
 Asset Manager
 Portfolio (1)......      8,483          8,483              0        *
Fidelity Asset
 Manager Fund (2)...        591            591              0        *
Trust Accounts
 Managed by Fidelity
 Management Trust
 Company (3)........     73,924         73,924              0        *
Robert Freeman......    188,832        188,832              0        *
Libra-Wilshire
 Partners L.P.......     64,765         64,765              0        *
First Boston Total
 Return Fund........     14,933         14,933              0        *
BEA Strategic Income
 Fund...............     30,673         30,673              0        *
BEA Income Fund.....     65,878         65,878              0        *
First Albany
 Corporation (4)....      2,072          2,072              0        *
Steven S. Elbaum
 (5)................  1,677,110(6)       1,119      1,675,991(6)      8.8%
Fletcher L. Byrom
 (7)................      1,119          1,119              0        *
Gene Lewis (8)......     48,294(9)       1,119         47,175(9)     *
James Upchurch
 (7)................      1,119          1,119              0        *
Charles C. Torie
 (7)................        151            151              0        *
Rita Hochberg.......      5,595          5,595              0        *
Lawrence J.
 Rawson.............      6,714          6,714              0        *
M.H. Davidson &
 Co.................      1,323          1,323              0        *
Davidson Kempner
 Endowment
 Partners...........      6,893          6,893              0        *
Davidson Kempner
 Institutional
 Partners...........      3,331          3,331              0        *
Davidson Kempner
 Partners...........      8,202          8,202              0        *
Laterman & Co.,
 L.P................      3,810          3,810              0        *
Montgomery County
 Employees'
 Retirement
 System.............     12,192         12,192              0        *
Suez Ventures.......     75,000         75,000              0        *

------------------------

 *  Represents less than one percent of the outstanding shares.

(1) Each of such entities is an investment company, or a portfolio of an investment company, registered under Section 8 of the Investment Company Act of 1940, as amended (collectively, the "Selling Shareholder Funds"). Fidelity Management & Research Company, a Massachusetts corporation and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 ("FMRC"), provides investment advisory services to each of the Selling Shareholder Funds, to certain other registered investment companies and to certain other funds or accounts. FMRC is a wholly-owned subsidiary of FMR Corp., a Massachusetts corporation. See footnotes (2) and (3).

(2) FMRC provides investment advisory services to this fund. FMRC was appointed to provide such services by Fidelity Investments Canada Limited, the trustee and manager of Fidelity Asset Manager Fund and a wholly-owned subsidiary of FMR.

(3) Shares indicated as owned by such entity are owned directly by various private investment accounts, primarily employee benefit plans, for which Fidelity Management & Trust Company ("FMTC") serves as trustee or managing agent. FMTC is a wholly-owned subsidiary of FMR and a bank as defined in
    Section 3(a)(6) of the Exchange Act.

(4) First Albany Corporation has been retained in the past to act as Alpine's financial advisor and placement agent and may from time to time be engaged by Alpine to undertake additional investment banking and placement services.

(5) Mr. Elbaum has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since 1984.

(6) Includes (i) 469,774 shares issuable upon exercise of certain stock options and (ii) 1,262 shares owned by Mr. Elbaum's wife as custodian for their minor son.

(7) Former directors or officers of Adience.

(8) Mr. Lewis is a director of the Company and of Adience.

(9) Includes 43,314 shares issuable upon exercise of certain stock options.

                              PLAN OF DISTRIBUTION

    The Selling Stockholders have advised Alpine that they propose that the Common Stock to be offered hereby be offered for sale and sold or distributed, from time to time, by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, in block trading or in negotiated transactions, as principals or through one or more underwriters or broker-dealers acting as agents or brokers for the Selling Stockholders or through other customer brokerage channels at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices or otherwise, or by a combination of such methods. Such sales may be made (i) on an exchange on which the Common Stock is listed, (ii) in the over-the-counter market, (iii) in transactions otherwise than in the over-the-counter market or (iv) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of the Common Stock.

    If the Selling Stockholders effect such transactions by selling Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders and any brokers, dealers or agents that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters, and any profit on the sale of the Common Stock offered hereby by them and any commissions or markdowns received by any such brokers, dealers and agents may be deemed to be underwriting discounts and commissions under the Securities Act.

    In order to comply with certain state securities laws, if applicable, the shares of Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock offered hereby may not be sold unless it has been registered or qualifies for sale in such state or an exemption from registration or qualification is available and is complied with. The Company will pay all of the expenses incident to the registration, offering and sale of the Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. The Company has agreed to indemnify certain of the Selling Stockholders and any underwriters against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of any of the Common Stock by the Selling Stockholders.

    There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered by them hereunder.

                                 LEGAL MATTERS

    Certain legal matters in connection with the validity of the shares of Common Stock offered hereby are being passed upon by Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036.

                                    EXPERTS

    The consolidated financial statements and schedule of Alpine as of April 30, 1994 and 1995 and for each of the three fiscal years in the period ended April 30, 1995, the combined financial statements of the Alcatel Business as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994, the consolidated financial statements of Adience as of December 31, 1994 and for the year then ended and as of January 1, 1995 and April 30, 1995 and for the four months ended April 30, 1995, and the financial statements of Superior Telecommunications Inc. as of May 1, 1994 and April 30, 1995 and for the period from November 11, 1993 to May 1, 1994 and for the fiscal year ended April 30, 1995, which are incorporated by reference in this Prospectus, have been audited, to the extent and for the periods indicated in its reports, by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    The pre-emergence consolidated financial statements of Adience for the year ended December 31, 1992 and for the six months ended June 30, 1993, and the post-emergence consolidated financial statements of Adience as of and for the six months ended December 31, 1993 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The post-emergence report includes an explanatory paragraph regarding substantial doubt about Adience's ability to continue as a going concern. Both the post- and the pre-emergence reports include an informative paragraph regarding consummation of Adience's Plan of Reorganization and adoption of the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2

Incorporation of Certain Documents by Reference...........................     2

Risk Factors..............................................................     4

Use of Proceeds...........................................................     6

Selling Stockholders......................................................     6

Plan of Distribution......................................................     8

Legal Matters.............................................................     9

Experts...................................................................     9

                                 994,268 SHARES

                             THE ALPINE GROUP, INC.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                JANUARY   , 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of expenses (all but the registration fee are estimates) of the Company in connection with the issuance and sale of the Common Stock being registered. The Selling Stockholders will pay or assume any sales or brokerage commissions applicable to such transactions and their attorneys' fees and disbursements in respect thereof. The Company will pay all other expenses incidental to the registration of the Common Stock under the Securities Act.

Registration fee and expenses.........................................  $ 1,414.26
Legal fees and expenses...............................................  $   15,000
Accounting fees and expenses..........................................  $    5,000
Miscellaneous.........................................................  $    1,000
                                                                        ----------
    Total.............................................................  $22,414.26
                                                                        ----------
                                                                        ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The General Corporation Law of the State of Delaware permits corporations incorporated under the law of the State of Delaware (such as Alpine) and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of such corporation or in an action by stockholders of such corporation.

    Alpine's Certificate of Incorporation eliminates the liability of directors to stockholders or Alpine for monetary damages arising out of the directors' breach of their fiduciary duty of care. Alpine's By-laws authorize Alpine to indemnify its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee or agent of Alpine. In addition, Alpine's By-Laws permit Alpine to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law.

    Alpine maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of Alpine for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
------  ----------------------------------------------------------------------
2(a)    Asset  Purchase  Agreement dated  as of  March 17,  1995 by  and among
         Alcatel NA Cable Systems, Inc.,  Alcatel Canada Wire, Inc.,  Superior
         Cable  Corporation and Superior Teletec  Inc. (incorporated herein by reference to Exhibit 1  to the Current Report  on Form 8-K of  Alpine
         dated May 24, 1995)
2(b)    Amendment  dated May 11, 1995 to Asset Purchase Agreement by and among
         Alcatel NA Cable Systems, Inc.,  Alcatel Canada Wire, Inc.,  Superior
         Cable  Corporation and Superior Teletec  Inc. (incorporated herein by reference to Exhibit 2  to the Current Report  on Form 8-K of  Alpine
         dated May 24, 1995)
2(c)    Agreement  and  Plan of  Merger,  dated as  of  December 21,  1994, as amended, by  and  among  Information Display  Technology,  Inc.,  IDT
         PolyVision  Acquisition Corp., IDT  Posterloid Acquisition Corp., The
         Alpine  Group,   Inc.,   Alpine/PolyVision,   Inc.   and   Posterloid
         Corporation  (incorporated  herein  by  reference  to  Exhibit  2  to
         Amendment No. 1 to Alpine's Statement on Schedule 13D related to  its beneficial  ownership  of  equity securities  of  Information Display
         Technology, Inc. dated December 28, 1994)

EXHIBIT
NUMBER                               DESCRIPTION
------  ----------------------------------------------------------------------
2(d)    Amendment to the Agreement  and Plan of Merger,  dated as of  December
         21,  1994,  by and  among Information  Display Technology,  Inc., IDT
         PolyVision Acquisition Corp., IDT  Posterloid Acquisition Corp.,  The
         Alpine   Group,   Inc.,   Alpine/PolyVision,   Inc.   and  Posterloid
         Corporation  (incorporated  herein  by  reference  to  Exhibit  1  to
         Amendment  No. 2 to Alpine's Statement on Schedule 13D related to its beneficial ownership  of  equity securities  of  Information  Display
         Technology, Inc. dated May 5, 1995)
2(e)    Amended and Restated Stock Purchase Agreement, dated as of October 11,
         1994, by and among The Alpine Group, Inc. and certain stockholders of
         Adience, Inc. ("Adience") as listed therein, as amended (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on
         Form 8-K dated January 5, 1995)
4(a)    Indenture,  dated  as  of October  31,  1989, between  Alpine  and IBJ
         Schroder Bank & Trust  Company ("IBJ"), as  trustee, relating to  the
         Convertible  Secured Senior Subordinated Notes  due July 31, 1996, of
         Alpine (incorporated herein by reference to Exhibit 4(d) to the  Form
         10-K)
4(b)    First Supplemental Indenture to the above Indenture, dated as of March
         28,  1991, between Alpine and IBJ, as trustee (incorporated herein by reference to Exhibit 4  to the Current Report  on Form 8-K of  Alpine
         dated April 10, 1991 (the "April 1991 8-K"))
4(c)    Second  Supplemental  Indenture to  the above  Indenture, dated  as of
         April 10,  1992, between  Alpine and  IBJ, as  trustee  (incorporated herein by reference to Exhibit 4(f) to the Company's Annual Report on
         Form 10-K for the year ended April 30, 1992)
4(d)    Indenture,   dated  as  of  June   30,  1993,  between  Adience,  Inc.
         ("Adience") and IBJ, as trustee (incorporated herein by reference  to
         Registration Statement No. 33-72024 of Adience)
4(e)    Supplemental Indenture, dated as of July 21, 1995, to Indenture by and between  Adience  and IBJ  dated as  of  June 30,  1995 (incorporated herein by reference to Exhibit 10(cc) to the Form 10-K)
4(f)    Indenture, dated as of  July 15, 1995, by  and among Alpine,  Adience,
         Superior  Telecommunications,  Inc., Superior  Cable  Corporation and
         Marine Midland  Bank  ("Marine Midland"),  as  trustee  (incorporated herein by reference to Exhibit 10(ee) to the Form 10-K)
4(g)    Registration Rights Agreement, dated as of July 21, 1995, by and among
         Alpine,  Adience,  Superior Telecommunications  Inc.,  Superior Cable
         Corporation, Merrill Lynch Co., Nomura Securities International, Inc.
         and First  Albany Corporation  (incorporated herein  by reference  to
         Exhibit  4(j) to the Registration Statement on Form S-4 (Registration
         No. 33-61911) of Alpine)
4(h)    Form of  12 1/4%  Series B  Senior Secured  Notes due  2003 of  Alpine
         (incorporated herein by reference to Exhibit 4(k) to the Registration
         Statement on Form S-4 (Registration No. 33-61911) of Alpine)
4(i)    Form  of 12 1/4% Senior Secured Notes due 2003 of Alpine (incorporated by reference to Exhibit  4(l) to the  Registration Statement on  Form
         S-4 (Registration No. 33-61911) of Alpine)
5*      Opinion  of  Proskauer Rose  Goetz &  Mendelsohn  LLP re:  validity of securities
23(a)*  Consent of Arthur Andersen LLP
23(b)*  Consent of Price Waterhouse LLP
23(c)   Consent of Proskauer Rose Goetz & Mendelsohn LLP (contained in opinion filed as Exhibit 5)

EXHIBIT
NUMBER                               DESCRIPTION
------  ----------------------------------------------------------------------
24**    Power of Attorney
27      Financial Data Schedules (incorporated herein by reference to  Exhibit
         27 to the Form 10-K and Exhibit 27 to the July 10-Q and Exhibit 27 to
         the October 10-Q)

------------------------
 * filed herewith
** previously filed

ITEM 17.  UNDERTAKINGS

    The Company hereby undertakes:

    (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of January, 1996.

                                          THE ALPINE GROUP, INC.

                                          By:        /s/ STEVEN S. ELBAUM

                                             -----------------------------------
                                                      Steven S. Elbaum
                                                     CHAIRMAN AND CHIEF
                                                      EXECUTIVE OFFICER

                        SIGNATURES AND POWER OF ATTORNEY

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                         SIGNATURE                                       TITLE                    DATE
------------------------------------------------------------  ----------------------------  ----------------
                                                              Chairman of the Board and
                       /s/ STEVEN S. ELBAUM                    Chief Executive Officer
             ---------------------------------                 (principal executive         January 29, 1996
                      Steven S. Elbaum                         officer)

                                                              Vice President and Chief
                      /s/ DAVID S. ALDRIDGE                    Financial Officer
             ---------------------------------                 (principal financial and     January 29, 1996
                     David S. Aldridge                         accounting officer)

                                     *
             ---------------------------------                Director                      January 29, 1996
                      James R. Kanely

                                     *
             ---------------------------------                Director                      January 29, 1996
                     Randolph Harrison

                         SIGNATURE                                       TITLE                    DATE
------------------------------------------------------------  ----------------------------  ----------------
                                     *
             ---------------------------------                Director                      January 29, 1996
                      John C. Jansing

                                     *
             ---------------------------------                Director                      January 29, 1996
                   Ernest C. Janson, Jr.

                        /s/ BRAGI F. SCHUT
             ---------------------------------                Director                      January 29, 1996
                       Bragi F. Schut

                                     *
             ---------------------------------                Director                      January 29, 1996
                   Kenneth G. Byers, Jr.

                                     *
             ---------------------------------                Director                      January 29, 1996
                       Gene E. Lewis

                       * /s/ BRAGI F. SCHUT
             ---------------------------------
                       Bragi F. Schut
                      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
------  ----------------------------------------------------------------------
2(a)    Asset  Purchase  Agreement dated  as of  March 17,  1995 by  and among
         Alcatel NA Cable Systems, Inc.,  Alcatel Canada Wire, Inc.,  Superior
         Cable  Corporation and Superior Teletec  Inc. (incorporated herein by reference to Exhibit 1  to the Current Report  on Form 8-K of  Alpine
         dated May 24, 1995)
2(b)    Amendment  dated May 11, 1995 to Asset Purchase Agreement by and among
         Alcatel NA Cable Systems, Inc.,  Alcatel Canada Wire, Inc.,  Superior
         Cable  Corporation and Superior Teletec  Inc. (incorporated herein by reference to Exhibit 2  to the Current Report  on Form 8-K of  Alpine
         dated May 24, 1995)
2(c)    Agreement  and  Plan of  Merger,  dated as  of  December 21,  1994, as amended, by  and  among  Information Display  Technology,  Inc.,  IDT
         PolyVision  Acquisition Corp., IDT  Posterloid Acquisition Corp., The
         Alpine  Group,  Inc.,   Alpine/  PolyVision,   Inc.  and   Posterloid
         Corporation  (incorporated  herein  by  reference  to  Exhibit  2  to
         Amendment No. 1 to Alpine's Statement on Schedule 13D related to  its beneficial  ownership  of  equity securities  of  Information Display
         Technology, Inc. dated December 28, 1994)
2(d)    Amendment to the Agreement  and Plan of Merger,  dated as of  December
         21,  1994,  by and  among Information  Display Technology,  Inc., IDT
         PolyVision Acquisition Corp., IDT  Posterloid Acquisition Corp.,  The
         Alpine   Group,   Inc.,   Alpine/PolyVision,   Inc.   and  Posterloid
         Corporation  (incorporated  herein  by  reference  to  Exhibit  1  to
         Amendment  No. 2 to Alpine's Statement on Schedule 13D related to its beneficial ownership  of  equity securities  of  Information  Display
         Technology, Inc. dated May 5, 1995)
2(e)    Amended and Restated Stock Purchase Agreement, dated as of October 11,
         1994, by and among The Alpine Group, Inc. and certain stockholders of
         Adience, Inc. ("Adience") as listed therein, as amended (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on
         Form 8-K dated January 5, 1995)
4(a)    Indenture,  dated  as  of October  31,  1989, between  Alpine  and IBJ
         Schroder Bank & Trust  Company ("IBJ"), as  trustee, relating to  the
         Convertible  Secured Senior Subordinated Notes  due July 31, 1996, of
         Alpine (incorporated herein by reference to Exhibit 4(d) to the  Form
         10-K)
4(b)    First Supplemental Indenture to the above Indenture, dated as of March
         28,  1991, between Alpine and IBJ, as trustee (incorporated herein by reference to Exhibit 4  to the Current Report  on Form 8-K of  Alpine
         dated April 10, 1991 (the "April 1991 8-K"))
4(c)    Second  Supplemental  Indenture to  the above  Indenture, dated  as of
         April 10,  1992, between  Alpine and  IBJ, as  trustee  (incorporated herein by reference to Exhibit 4(f) to the Company's Annual Report on
         Form 10-K for the year ended April 30, 1992)
4(d)    Indenture,   dated  as  of  June   30,  1993,  between  Adience,  Inc.
         ("Adience") and IBJ, as trustee (incorporated herein by reference  to
         Registration Statement No. 33-72024 of Adience)
4(e)    Supplemental Indenture, dated as of July 21, 1995, to Indenture by and between  Adience  and IBJ  dated as  of  June 30,  1995 (incorporated herein by reference to Exhibit 10(cc) to the Form 10-K)

EXHIBIT
NUMBER                               DESCRIPTION
------  ----------------------------------------------------------------------
4(f)    Indenture, dated as of  July 15, 1995, by  and among Alpine,  Adience,
         Superior  Telecommunications,  Inc., Superior  Cable  Corporation and
         Marine Midland  Bank  ("Marine Midland"),  as  trustee  (incorporated herein by reference to Exhibit 10(ee) to the Form 10-K)
4(g)    Registration Rights Agreement, dated as of July 21, 1995, by and among
         Alpine,  Adience,  Superior Telecommunications  Inc.,  Superior Cable
         Corporation, Merrill Lynch Co., Nomura Securities International, Inc.
         and First  Albany Corporation  (incorporated herein  by reference  to
         Exhibit  4(j) to the Registration Statement on Form S-4 (Registration
         No. 33-61911) of Alpine)
4(h)    Form of  12 1/4%  Series B  Senior Secured  Notes due  2003 of  Alpine
         (incorporated herein by reference to Exhibit 4(k) to the Registration
         Statement on Form S-4 (Registration No. 33-61911) of Alpine)
4(i)    Form  of 12 1/4% Senior Secured Notes due 2003 of Alpine (incorporated by reference to Exhibit  4(l) to the  Registration Statement on  Form
         S-4 (Registration No. 33-61911) of Alpine)
5*      Opinion  of  Proskauer Rose  Goetz &  Mendelsohn  LLP re:  validity of securities
23(a)*  Consent of Arthur Andersen LLP
23(b)*  Consent of Price Waterhouse LLP
23(c)   Consent of Proskauer Rose Goetz & Mendelsohn LLP (contained in opinion filed as Exhibit 5)
24**    Power of Attorney
27      Financial Data Schedules (incorporated herein by reference to  Exhibit
         27 to the Form 10-K and Exhibit 27 to the July 10-Q and Exhibit 27 to
         the October 10-Q)

------------------------
 * filed herewith
** previously filed

                                                                       EXHIBIT 5

                     PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                                 1585 BROADWAY
                               NEW YORK, NY 10019

                                                                January 29, 1996

The Board of Directors
The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ladies and Gentlemen:

    You have requested our opinion in connection with the filing by The Alpine Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 994,268 shares of common stock, $.10 par value per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed sale of 919,268 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares") and the proposed sale of 75,000 shares of Common Stock held by Suez Ventures (the "Suez Shares").

    We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

    Based upon the foregoing, it is our opinion that (a) the Suez Shares have been duly authorized and are legally issued, fully paid and non-assessable, and
(b) the Selling Stockholder Shares are duly authorized, fully paid and non-assessable, and when the certificates therefor have been duly issued, shall be legally issued.

    The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ PROSKAUER ROSE GOETZ &
                                             MENDELSOHN LLP

                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of The Alpine Group, Inc. of (1) our report dated June 16, 1995 (except with respect to Note 20 as to which the date is July 21, 1995) related to the consolidated financial statements of The Alpine Group, Inc. included in The Alpine Group, Inc.'s Form 10-K, as amended, for the year ended April 30, 1995;
(2) our reports dated June 16, 1995 related to the financial statements of Superior Telecommunications Inc. and Adience, Inc., wholly-owned subsidiaries of The Alpine Group, Inc., included in The Alpine Group, Inc.'s Form 8-K dated November 21, 1995; (3) our report dated February 24, 1995 (except for the matter discussed in Note 14, as to which the date is May 11, 1995) related to the financial statements of Alcatel NA Cable Systems, Inc. and Alcatel Canada Wire and Cable, Inc. included in The Alpine Group, Inc.'s Form 8-K dated May 26, 1995, as amended; and (4) our report dated March 28, 1995 related to the consolidated financial statements of Adience, Inc. included in The Alpine Group, Inc.'s Form 8-K dated October 30, 1995; and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
January 29, 1996

                                                                   EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to this Registration Statement on Form S-3 of The Alpine Group, Inc. of our post-emergence report dated March 28, 1994, except for Notes 1, 6 and 7, which are as of October 12, 1994, and our pre-emergence report dated March 28, 1994, relating to the financial statements of Adience, Inc., appearing on pages F-7 and F-8 of Form 8-K of the Alpine Group, Inc. filed as of October 30, 1995. We also consent to other reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP
Pittsburgh, Pennsylvania
January 29, 1996